UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 17, 2009

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 West 45th Street, New York, New York	10036
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code:   (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act.

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Departure of Principal Financial Officer

On March 17, 2009, Pzena Investment Management, Inc. (the “Company”) announced that, effective May 1, 2009, Wayne A. Palladino, the Company’s Chief Financial Officer since May 2007, will cease to serve as Chief Financial Officer of the Company.  Mr. Palladino will remain with the Company in his current role as Director of Client and Portfolio Services, a position he has held since joining the Company in June 2002.  A copy of the news released is furnished herewith as Exhibit 99.1.

(c) Appointment of Principal Financial Officer

On March 17, 2009, the Company announced that Gregory S. Martin (37) has been appointed by the Board of Directors of the Company, to serve as Chief Financial Officer of the Company, effective May 1, 2009.  Mr. Martin has served as the Company’s Director of Finance and Accounting since starting with the Company in March 2005.  Before joining the Company, Mr. Martin served as Director of Finance at DoubleClick Inc., from 2000 to 2005.  Prior to this, Mr. Martin worked as a manager in the Global Capital Markets practice of PricewaterhouseCoopers, LLP.  Mr. Martin received his Masters of Business Administration from Cornell University in 1997 and his Bachelor of Arts from Bucknell University in 1993.  Mr. Martin is a Certified Public Accountant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1      Press release, dated March 17, 2009, of Pzena Investment Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 17, 2009

PZENA INVESTMENT MANAGEMENT, INC.

		By:	/s/ Joan F. Berger
			Name:	Joan F. Berger
			Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release, dated March 17, 2009, of Pzena Investment Management, Inc.